CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 2, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of Harvest Funds Intermediate Bond, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------

Philadelphia, Pennsylvania
April 30, 2015

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 2, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of Sarofim Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------

Philadelphia Pennsylvania
April 30, 2015